UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2022

MIRATI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 Cray Court, San Diego, California 92121
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01	Other Events
On May 26, 2022, the Company announced positive results from the registration-enabling Phase 2 cohort of the KRYSTAL-1 study evaluating adagrasib 600 mg BID in patients with non-small cell lung cancer (NSCLC) harboring the KRASG12C mutation who have received at least one prior systemic therapy. Findings will be presented on June 3 at the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting, as an oral presentation during the “Lung Cancer – Non-Small Cell Metastatic” session from 2:24 to 2:36 PM ET/ 1:24 to 1:36 PM CT (Abstract #9002).
•As of October 15, 2021, 116 patients were enrolled and treated in the study. Of the patients enrolled, 98% had prior treatment with a PD-1/L1 inhibitor following or in combination with chemotherapy. Median follow up was 12.9 months.
•Of the patients evaluable for response (n=112), initial results showed that the objective response rate (ORR) by Blinded Independent Central Review (BICR) was 43%, the disease control rate (DCR) was 80%, the median duration of response (DOR) was 8.5 months (95% confidence interval [CI]: 6.2 – 13.8), and the median progression-free survival (PFS) was 6.5 months (95% CI: 4.7 – 8.4).
•With a January 15, 2022 data cutoff, the median overall survival (OS) was 12.6 months (95% CI: 9.2 – 19.2).
•The safety profile of adagrasib in this study was consistent with prior reports and no new safety signals were observed. The most frequent treatment related adverse events (TRAEs) included gastrointestinal events and fatigue. The majority of TRAEs were Grade 1–2 (53%) with Grade 3–4 TRAEs observed in 43% of patients. Two Grade 5 TRAEs were observed. TRAEs led to discontinuation of therapy in only 7% of patients.
The Company also presented results from an exploratory, retrospective subgroup analysis from the Phase 2 NSCLC cohort of the KRYSTAL-1 study evaluating adagrasib in patients with KRASG12C-mutated NSCLC and stable, previously treated central nervous system (CNS) metastases (n=33).
•The results showed CNS-specific activity, including a 33% intracranial (IC) ORR by response assessment in neuro-oncology-brain metastases (modified RANO-BM). The IC DCR was 85% (95% CI: 68 – 95).
In addition to these results, the Company reported updated findings from a pooled analysis in a total of 132 patients from the KRYSTAL-1 study, including the registrational Phase 2 and Phase 1/1b NSCLC cohorts evaluating adagrasib at a dose of 600mg BID.
•As of October 15, 2021, results from this pooled analysis showed an ORR of 44% and a disease control rate of 81% based on central independent review. The median DOR was 12.5 months and the median PFS was 6.9 months.
•With a January 15, 2022 data cutoff, (median duration of follow-up of 15.9 months) the median OS was 14.1 months. The safety and tolerability profile was consistent with the above reported findings for adagrasib in patients with advanced NSCLC.
•The Company plans to present full results from this pooled analysis at a future medical congress.
A copy of the press release summarizing the immediately above results is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2022	Mirati Therapeutics, Inc.

	By:	/s/ Reena R. Desai
Reena R. Desai
Chief Legal Officer and Corporate Secretary